                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
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    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                Amoco Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                       NA
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Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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


[LOGO]

Amoco Corporation





NOTICE OF

ANNUAL MEETING

OF SHAREHOLDERS

APRIL 22, 1997

AND PROXY STATEMENT






March 10, 1997

Amoco Corporation
200 E. Randolph Drive
Chicago, IL 60601-7125

March 10, 1997

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 1997


To the Shareholders of Amoco Corporation:

Amoco Corporation's Annual Meeting of Shareholders will be held in the Arthur Rubloff Auditorium of The Art Institute of Chicago, Columbus Drive and East Monroe Street (east entrance), in Chicago, Illinois, at 9:30 a.m. Chicago time, on Tuesday, April 22, 1997, to consider and vote upon:

The election of four directors, each for a three-year term;

The appointment of Price Waterhouse LLP as independent accountants for 1997; and

Other business that may properly be brought before the meeting.

Shareholders of record at the close of business on February 12, 1997, will be entitled to notice of and to vote at such Annual Meeting or any adjournment thereof.

Documentation of share ownership will be required for admission to the meeting. The tear-off portion of the voting form provided by Amoco Corporation to shareholders of record, Amoco Direct Access Plan participants, and employee benefit plan participants will be accepted as proof of share ownership. Beneficial shareholders who hold shares through a third party, such as a broker, must provide account statements or similar documentation evidencing ownership.

By order of the Board of Directors,



/s/ Stephen F. Gates

Stephen F. Gates
Vice President, General Counsel
and Corporate Secretary
-------------------------------------------------------------------------------
EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. TO VOTE BY PROXY YOU MUST RETURN YOUR SIGNED PROXY. THANK YOU FOR RESPONDING PROMPTLY AND SAVING YOUR CORPORATION THE EXPENSE OF A SECOND MAILING.


PROXY STATEMENT

VOTING AND PROXY

     The enclosed proxy is being solicited by the Board of Directors of Amoco Corporation, an Indiana corporation ("Amoco" or "the Corporation"), and will be voted at the Annual Meeting of Shareholders on April 22, 1997, or at any adjournment thereof, unless revoked prior to the voting thereof by filing with the Corporate Secretary an instrument revoking it, by executing a later-dated proxy, or by voting in person by ballot at the meeting.

     A copy of the Corporation's Annual Report for 1996 is being mailed to each shareholder's address of record along with this Proxy Statement and form of proxy, beginning on or about March 10, 1997.

     The solicitation of proxies will be by mail, and the cost will be borne directly by the Corporation. D. F. King & Co., Inc. has been retained by the Corporation to solicit proxies from banks, brokers, nominees, and other institutional holders for a fee of $13,200 plus reimbursement of out-of-pocket expenses. Additionally, officers and other Corporation employees may solicit proxies by telephone, telegram, telefax, other electronic means or in person. Upon request the Corporation will reimburse banks, brokers, nominees, and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of the Corporation's stock.

     It is the Corporation's policy that all proxies, ballots, and voting tabulations that identify shareholders be kept confidential, except where disclosure may be required by applicable law or is expressly requested by a shareholder, where shareholders write comments on their proxy forms, and in limited circumstances such as a proxy solicitation not approved and recommended by the Board of Directors. The inspectors of election and the tabulators of all proxies, ballots, and voting records that identify shareholders are independent and not employees of the Corporation.

     As of February 12, 1997, the record date for this Annual Meeting, there were 498,795,230 shares of Amoco Corporation common stock outstanding. At the Annual Meeting each shareholder of record at the close of business on the record date will be entitled to one vote for each share registered in that shareholder's name. Any person acquiring title to stock after that date will not be entitled to vote shares so acquired unless he has received a proxy from the shareholder of record.

     The election of directors is decided by a plurality of the votes cast by the shares entitled to vote in the election. Action on a matter other than the election of directors, including the appointment of Price Waterhouse LLP as independent auditors, is approved if the number of shares cast "for" the proposal exceeds the number of shares cast "against" the proposal. "Abstain" votes and "broker non-votes" are not included in determining the outcomes of matters being acted upon. They are used only for determining a meeting quorum, which is defined as a majority of the shares of Amoco Corporation stock which were outstanding as of February 12, 1997, whether represented in person or by proxy at the meeting.

     As of December 31, 1996, State Street Bank and Trust Company at 225 Franklin Street, Boston, Massachusetts, was the owner of 33,802,500 shares (6.7 percent of Amoco's then outstanding shares) as trustee under the Amoco Employee Savings Plan, the Amoco Performance Share Plan and various other entities' benefit plans or trust agreements. State Street Bank will have the power at the Annual Meeting to vote any shares held in the Amoco Employee Savings Plan and Amoco Performance Share Plan (27,472,119 shares as of December 31, 1996, or 5.5 percent of the shares then outstanding) for which participants do not give timely voting directions.

ELECTION OF DIRECTORS

     The Corporation's Articles of Incorporation provide for the classification of the Board of Directors into three classes of membership with terms expiring on different Annual Meeting dates. Approximately one-third of the members of the Board of Directors are nominated each year to serve for a term of three years, or such lesser term as is consistent with the class.

     The Board of Directors at its meeting on January 28, 1997, selected the following four nominees recommended by the Nominating and Governance Committee for election as directors at the Annual Meeting for three-year terms expiring on the date of the Annual Meeting in the year 2000 and until their successors are elected and qualified: Erroll B. Davis, Jr., H. Laurance Fuller, Martha R. Seger, and Theodore M. Solso, all of whom are directors of Amoco. Pursuant to the Board's retirement policy, Robert H. Malott and Richard D. Wood will retire from the Board effective April 22, 1997, and concurrent with those retirements the number of directorships will be reduced to thirteen.

     It is intended that proxies will be voted to elect the four Board nominees named above. The Board has been informed that all nominees are willing to serve as directors, but if any nominee is unable or declines to serve, an event the Board does not expect, proxies will be voted for the election of a substitute nominee or the Board will reduce the number of directorships.

     A short biography follows for each nominee for election as director and for all other current directors as of the date of this Proxy Statement.

NOMINEES FOR DIRECTOR


[PHOTO]

ERROLL B. DAVIS, JR.
Age 52, Director's Term Expiring 1997

President and Chief Executive Officer, Wisconsin Power and Light Company and WPL Holdings, Inc., Madison, WI
(Regulated utility and environmental, energy, and real estate development services)

     Mr. Davis, a director since 1991, is president and chief executive officer and a director of Wisconsin Power and Light Company and its parent company, WPL Holdings, Inc. Mr. Davis joined Wisconsin Power and Light Company in 1978. He became president in 1987 and chief executive officer in 1988. He was elected president and chief executive officer of WPL Holdings in 1990. Prior to joining Wisconsin Power and Light, he served on the corporate financial staffs of Ford Motor Company and Xerox Corporation. Mr. Davis is a director of PPG Industries, Inc., the Sentry Insurance Company, the Wisconsin Utilities Association, the Wisconsin Association of Manufacturers and Commerce, the Edison Electric Institute, and the Association of Edison Illuminating Companies. He is also a member of the Board of Trustees of Carnegie-Mellon University.

[PHOTO]

H. LAURANCE FULLER
Age 58, Director's Term Expiring 1997

Chairman and Chief Executive Officer, Amoco Corporation

     Mr. Fuller was elected chairman of the board and chief executive officer of Amoco Corporation in February 1991 and served as president from 1983 through 1995. He has been a director of Amoco Corporation since 1981, when he also became an executive vice president. From 1978 until 1981 Mr. Fuller was president of Amoco Oil Company. Mr. Fuller has served as a chemical engineer, an attorney, and a refinery manager, and has held managerial assignments in transportation, marketing, and supply since joining Amoco in 1961. He is a director of The Chase Manhattan Corporation, The Chase Manhattan Bank, Motorola, Inc., and Abbott Laboratories. He also serves on the boards of Catalyst, the American Petroleum Institute and the Rehabilitation Institute of Chicago, and he is a trustee of The Orchestral Association.

[PHOTO]

MARTHA R. SEGER
Age 65, Director's Term Expiring 1997

Financial Economist and former Governor of the Federal Reserve Board, Washington, D.C.

     Dr. Seger, a director since 1991, served as a member of the Board of Governors of the Federal Reserve System from 1984 to 1991. She is now a Distinguished Visiting Professor of Finance at Hillsdale College and Central Michigan University. From 1991 to 1993, she was the John M. Olin Distinguished Fellow in the Eller Center for the Study of the Private Market Economy at the University of Arizona, Tucson. Dr. Seger previously served as vice president and chief economist for the Detroit Bank and Trust (now Comerica) and taught finance and economics at three universities, including the University of Michigan. Dr. Seger serves as a director of Fluor Corporation, Xerox Corporation, The Kroger Co., Johnson Controls, Inc., Providian Corporation, and Tucson Electric Power Company. She also serves on the board of Catalyst and the Institute for Research on the Economics of Taxation.

[PHOTO]

THEODORE M. SOLSO
Age 50, Director's Term Expiring 1997

President and Chief Operating Officer of Cummins Engine Company, Inc., Columbus, IN
(Manufacturer of diesel engines and related products)

     Mr. Solso was elected to the Amoco Corporation Board of Directors effective January 1, 1997, for a term expiring on April 22, 1997. Mr. Solso is a director of Cummins Engine Company, Inc., and has been in his current position since 1995. He served as executive vice president, operations, of that corporation from 1992 to 1996 and as chief operating officer since 1994. From 1988 to 1992 he was vice president and general manager, Engine Business. Mr. Solso is a director of Cyprus Amax Minerals Company and Irwin Financial Corporation. He is also a member of the boards of Cummins Engine Foundation, the Heritage Fund of Bartholomew County and DePauw University.


CURRENT DIRECTORS


[PHOTO]

DONALD R. BEALL
Age 58, Director's Term Expiring 1999

Chairman and Chief Executive Officer, Rockwell International Corporation, Seal Beach, CA
(Leading provider of technology solutions in industrial automation, semiconductor systems, avionics and communications systems and automotive component systems businesses)

     Mr. Beall, a director since 1991, joined Rockwell in 1968 and served in a number of senior management positions prior to becoming executive vice president in 1977 and president in 1979. He was elected to his current position in 1988. Mr. Beall is a director of Rockwell International Corporation, The Times Mirror Company, and The Procter & Gamble Company. He is a trustee of the California Institute of Technology, a member of the University of California-Irvine Board of Overseers, and a member of the Board of Visitors of its Graduate School of Management. Mr. Beall is a member of The Business Council, The Business Roundtable, and the Council on Competitiveness.

[PHOTO]

RUTH S. BLOCK
Age 66, Director's Term Expiring 1998

Executive Vice President and Chief Insurance Officer (Retired), The Equitable, New York, NY
(Insurance and financial services)

     Mrs. Block, a director since 1986, was executive vice president and chief insurance officer of Equitable until her retirement in 1987. She joined Equitable in 1952, was elected vice president in 1973, senior vice president in 1977, and executive vice president in 1980. Mrs. Block served as chairman and chief executive officer of the Equitable Variable Life Insurance Company from 1980 to 1984. She is a director of Ecolab, Inc., and 35 Alliance Capital Mutual Funds.

[PHOTO]

JOHN H. BRYAN
Age 60, Director's Term Expiring 1998

Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, IL (Global manufacturer and retailer of packaged foods and consumer products)

     Mr. Bryan, a director since 1982, was elected president of Sara Lee Corporation in 1974 and chairman in 1976. He is a director of Sara Lee Corporation, First Chicago NBD Corporation and its subsidiary, The First National Bank of Chicago, and General Motors Corporation. He is a past chairman and current director of the Grocery Manufacturers of America, Inc., vice chairman of The Business Council and a member of the policy committee of The Business Roundtable. Mr. Bryan is a member of the President's Committee on the Arts and the Humanities and a member of the board of the White House Endowment Fund. He serves as vice chairman and a trustee of The Art Institute of Chicago and as a trustee of the University of Chicago. He is a past chairman and is a current member of the board of Catalyst and a member of the board of governors of the National Women's Economic Alliance.

[PHOTO]

RICHARD J. FERRIS
Age 60, Director's Term Expiring 1999

Co-Chairman, Doubletree Corporation, Phoenix, AZ
(Hotel property management)

     Mr. Ferris, a director since 1981, is co-chairman and a director of Doubletree Corporation and a director of The Procter & Gamble Company. He also serves on the boards of the Evanston Hospital Corporation and the P.G.A. Tour. He is a governor of the Northwestern Health Care Network. During 1992-1993 he was co-chairman and partner, Guest Quarters Hotel, L.P. From 1990-1992 he was engaged in private investment activities, and he served as chairman of the board, president, and chief executive officer of UAL, Inc., from 1976 to 1987.

[PHOTO]

WILLIAM G. LOWRIE
Age 53, Director's Term Expiring 1999

President, Amoco Corporation

     Mr. Lowrie was elected to the Board of Directors and as president of Amoco Corporation, effective January 1, 1996. Mr. Lowrie was named Amoco's executive vice president, exploration and production sector, in July 1994, and executive vice president of Amoco Corporation in July 1993. He served as president of Amoco Production Company between July 1992 and January 1996, and he was the president of Amoco Oil Company from 1990 to mid-1992. After joining Amoco Production Company in 1966, he served as a chemical engineer before assuming management positions responsible for supply, marine transportation, Amoco Canada's operations, and U.S. exploration and production. Mr. Lowrie is a director of The First National Bank of Chicago. He is also a board member of Northwestern Memorial Corporation, Chicago United, the American Petroleum Institute, the National 4-H Council, Junior Achievement, the University of Illinois at Chicago Chancellor's Corporate Advisory Board, and the
Lyric Opera of Chicago.

[PHOTO]

FLORIS A. MALJERS
Age 63, Director's Term Expiring 1999

Chairman (Retired), Unilever N.V. and Vice Chairman (Retired), Unilever PLC, Rotterdam, the Netherlands and London, U.K.
(Manufacturer of food products, detergents, and toiletries)

     Mr. Maljers, a director since 1994, retired as chairman of Unilever N.V. and vice chairman of Unilever PLC in May 1994. Mr. Maljers joined Unilever in 1959 and worked in a number of Unilever subsidiary positions worldwide prior to becoming chairman of Van den Bergh en Jurgens in 1970. He was appointed to the main boards of Unilever N.V. and Unilever PLC in 1974 and was appointed chairman of Unilever N.V. and vice chairman of Unilever PLC in 1984. Mr. Maljers is a director of Guinness PLC and a member of the Supervisory Boards of SHV Holding and KLM Royal Dutch Airlines. He is chairman of the Supervisory Board of Philips Electronics N.V. and the Amsterdam Concertgebouw N.V., vice chairman of the Competitiveness Advisory Group of the European Union, Chairman of the Board of Trustees of the Utrecht University Hospital, and Governor of the London-based European Policy Forum.

[PHOTO]

ROBERT H. MALOTT
Age 70, Director's Term Expiring 1999

Chairman, Executive Committee, FMC Corporation, Chicago, IL
(Producer of machinery and chemicals)

     Mr. Malott, a director since 1973, will retire from the Board effective April 22, 1997. He serves as chairman of the executive committee of FMC Corporation, and in 1991 he retired as chairman of the board and chief executive officer of FMC Corporation. He is a director of FMC Corporation, United Technologies Corporation and Manchester Tank Company. He also serves on the boards of the Public Broadcasting System, the National Museum of Natural History, National Park Foundation, The Aspen Institute, the Lyric Opera of Chicago, American Enterprise Institute, the Hoover Institution, Argonne National Laboratories, and the University of Chicago. He is a member of The Business Council and The Illinois Business Roundtable.

[PHOTO]

ARTHUR C. MARTINEZ
Age 57, Director's Term Expiring 1998

Chairman and Chief Executive Officer, Sears, Roebuck and Co., Hoffman Estates,
IL
(Retail merchandise sales)

     Mr. Martinez, a director since 1996, is chairman and chief executive officer of Sears, Roebuck and Co., a position he has held since August 1995.
Mr. Martinez served as chairman and chief executive officer of the Sears Merchandise Group of Sears, Roebuck and Co. from September 1992 to August 1995. Prior to that, Mr. Martinez served as vice chairman and a director of Saks Fifth Avenue, which is engaged in retail merchandise sales, from August 1990 to August 1992, and as senior vice president, group chief executive and a director of Batus, Inc., from January 1987 until August 1990. Mr. Martinez is a director of Sears, Roebuck and Co. and Ameritech Corporation. He is a trustee of Northwestern University, the Orchestral Association, and The Art Institute of Chicago and a director of Northwestern Memorial Hospital. He is the Deputy Chairman of the Federal Reserve Bank of Chicago and Chairman of the National Minority Supplier Development Council.

[PHOTO]

WALTER E. MASSEY
Age 58, Director's Term Expiring 1998

President, Morehouse College, Atlanta, GA

     Dr. Massey, a director since 1993, was also on the Board from 1983 to 1991. Dr. Massey is president of Morehouse College. He was provost and senior vice president-academic affairs for The University of California System from 1993 to 1995. He was director of the National Science Foundation in 1991 to 1993. From 1984 to 1991 Dr. Massey was vice president of the University of Chicago for Research and for Argonne National Laboratory. Dr. Massey is also a director of Motorola, Inc., BankAmerica Corporation, Bank of America NT&SA, and the Commonwealth Fund. He has been a member of the National Science Board, the President's Council of Advisors on Science and Technology, and the Board of Directors of the MacArthur Foundation.

[PHOTO]

MICHAEL H. WILSON
Age 59, Director's Term Expiring 1998

Vice Chairman, RBC Dominion Securities, Inc., Toronto, Ontario, Canada (Investment bankers)

     Mr. Wilson, a director since 1993, is currently vice chairman of RBC Dominion Securities Inc., investment bankers, and chairman of Michael Wilson International, Inc., which provides business advisory services. RBC Dominion Securities Inc. provided financial advice and services to Amoco Canada Petroleum Company Ltd., a subsidiary of Amoco Corporation, in 1996. Mr. Wilson is a director of Manufacturers Life Insurance Company and Rio Algom Limited. He is also a member of the board of trustees of The Aspen Institute, the Institute of the Americas, and the advisory committee of the Clarke Institute of Psychiatry. Mr. Wilson was a Member of Parliament in the Toronto area until his retirement from politics in October 1993. He served as Minister of Finance in the Canadian Government from 1984 to 1991, following which he was Minister of Industry, Science and Technology and Minister for International Trade.

[PHOTO]

RICHARD D. WOOD
Age 70, Director's Term Expiring 1997

Chairman (Retired), Eli Lilly and Company, Indianapolis, IN
(Global research-based corporation that develops, manufactures, and markets pharmaceuticals and animal health products)

     Mr. Wood, a director since 1973, will retire from the Board effective April 22, 1997. Mr. Wood retired as chairman of the board of Eli Lilly and Company in June 1993, while continuing to serve as a director through 1995. In 1991 he retired as president and chief executive officer of that company. Mr. Wood joined Lilly in 1950, was elected vice president in 1970, executive vice president in 1971, president in 1972, and chairman in 1973. He is a director of The Chubb Corporation and Dow Jones & Company, Inc. He serves as vice chairman of the advisory board of CID Equity Partners. Mr. Wood is a trustee of DePauw University and is chairman of the Indianapolis Museum of Art. He is a director of the Indianapolis Symphony Orchestra and past chairman of the Indiana State Symphony Society.

BOARD OF DIRECTORS

     The business and affairs of the Corporation are managed under the direction of the Board of Directors, comprised of thirteen non-employee directors and two employee directors as of the date of this Proxy Statement.

     Members of the Board keep informed of the Corporation's business and activities by reports and proposals sent to them in advance of each Board meeting and reports made to them during these meetings by the Chief Executive Officer ("CEO") and other corporate executives. The Board is advised of actions taken by the committees of the Board as well as of significant actions taken by management, and members of management are available at Board meetings and at other times to answer questions and to discuss issues. Each year the Board reviews the strategic plans of the Corporation and approves the performance plan for the ensuing year, and from time to time the Board visits facilities of the Corporation. The CEO reviews management succession planning each year with the non-employee directors.

     The Audit Committee, Compensation and Organization Committee and Nominating and Governance Committee each consist entirely of non-employee directors. The Nominating and Governance Committee annually evaluates the performance of the CEO. The Compensation and Organization Committee uses this evaluation as a basis for determining the compensation of the CEO. The Board also periodically assesses its own processes and effectiveness. Each director owns at least 1,000 shares of common stock of the Corporation. Non-employee directors retire as of the next Annual Meeting held after reaching age 70. Former officers of the Corporation do not serve on the Board.

     In 1996, seven meetings of the Board of Directors were held. Each director other than Floris A. Maljers attended more than 75 percent of the aggregate number of meetings of the Board and committees of the Board on which such director served during 1996, and attendance at these meetings averaged 93 percent among all directors in 1996.


COMMITTEES OF THE BOARD

     The functions of the five standing committees of the Board and current membership as of the date of this Proxy Statement are described in the following section.

NOMINATING AND GOVERNANCE COMMITTEE

J. H. Bryan, Chairman                   A. C. Martinez
D. R. Beall                             W. E. Massey
R. S. Block                             M. R. Seger
E. B. Davis, Jr.                        T. M. Solso
R. J. Ferris                            M. H. Wilson
F. A. Maljers                           R. D. Wood
R. H. Malott

     This committee is comprised of all of the non-employee directors. It recommends guidelines and criteria for Board membership, director candidates, and appointments to Board committees. It reviews the performance of the CEO and incumbent directors, and it reviews and approves directorships offered to employee directors of the Corporation by other companies. The committee also considers nominees for directors recommended by shareholders. Such recommendations, with relevant supporting data, should be submitted to the Corporate Secretary of Amoco Corporation. The committee met four times in 1996.


AUDIT COMMITTEE

D. R. Beall, Chairman                   A. C. Martinez
R. S. Block                             M. R. Seger
R. J. Ferris                            M. H. Wilson

     This committee, which consists solely of non-employee directors, recommends to the Board of Directors the engagement of independent accountants, reviews with the accountants the audit plan, non-audit services, and fees related to each, and reviews the Corporation's internal financial controls and auditing. This committee also reviews annual financial statements before issuance and makes appropriate reports and recommendations to the Board of Directors. The committee met three times in 1996.

COMPENSATION AND ORGANIZATION COMMITTEE

R. D. Wood, Chairman                    J. H. Bryan
D. R. Beall                             R. J. Ferris
R. S. Block                             F. A. Maljers

     This committee, which consists solely of non-employee directors, determines salaries, bonus awards, and stock option grants for executive officers of the Corporation and takes all other actions required of it under the Corporation's incentive programs. The committee reviews executive resources, performance of key executives, and organization and succession plans. The committee met six times in 1996.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

R. H. Malott, Chairman                  W. E. Massey
E. B. Davis, Jr.                        T. M. Solso
W. G. Lowrie                            R. D. Wood

     This committee consists of five non-employee directors and one employee director. It reviews Amoco's environmental, health, and safety policies, programs, and standards; approves the structure of the Compliance Review Program managed by the Environment, Health and Safety department; reviews the results and scheduling of the Compliance Review Program; reviews safety trends, spill-response capabilities, crisis and waste management, waste minimization, and product safety; and periodically reviews industry and nationwide trends and related issues. The committee met four times in 1996.

EXECUTIVE COMMITTEE

H. L. Fuller, Chairman                  W. G. Lowrie
J. H. Bryan                             R. H. Malott
E. B. Davis, Jr.                        R. D. Wood
R. J. Ferris

     This committee consists of five non-employee directors and two employee directors. With certain limitations, it functions in place of the Board of Directors during intervals between regular meetings of the Board. The committee met once in 1996.

SHARE OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

     The following table shows the number of shares of Amoco common stock beneficially owned as of January 31, 1997, by each director, director nominee, and executive officer named in this Proxy Statement and by the directors and executive officers as a group.

--------------------------------------------------------------------------------
                              SHARE OWNERSHIP TABLE

NAME/GROUP                                  NUMBER OF SHARES OWNED (#)

D. R. Beall. . . . . . . . . . . . . . . . . . . . . . . . .     3,608
R. S. Block. . . . . . . . . . . . . . . . . . . . . . . . .     4,018
J. H. Bryan. . . . . . . . . . . . . . . . . . . . . . . . .     5,345
E. B. Davis, Jr. . . . . . . . . . . . . . . . . . . . . . .     2,800
R. J. Ferris . . . . . . . . . . . . . . . . . . . . . . . .    15,545
J. E. Fligg. . . . . . . . . . . . . . . . . . . . . . . . .   231,586
W. D. Ford . . . . . . . . . . . . . . . . . . . . . . . . .   160,015
H. L. Fuller . . . . . . . . . . . . . . . . . . . . . . . .   707,511(a)
W. G. Lowrie . . . . . . . . . . . . . . . . . . . . . . . .   322,360
F. A. Maljers. . . . . . . . . . . . . . . . . . . . . . . .     1,233
R. H. Malott . . . . . . . . . . . . . . . . . . . . . . . .     5,345
A. C. Martinez . . . . . . . . . . . . . . . . . . . . . . .     1,419
W. E. Massey . . . . . . . . . . . . . . . . . . . . . . . .     1,902
M. R. Seger. . . . . . . . . . . . . . . . . . . . . . . . .     2,611
T. M. Solso. . . . . . . . . . . . . . . . . . . . . . . . .     1,121
E. J. Sosa . . . . . . . . . . . . . . . . . . . . . . . .      85,165
M. H. Wilson . . . . . . . . . . . . . . . . . . . . . . . .     1,845
R. D. Wood . . . . . . . . . . . . . . . . . . . . . . . . .     4,944

Directors and executive
officers as a group. . . . . . . . . . . . . . . . . . . . . 2,217,942(a,b,c)


(a) Includes 3,160 shares as to which Mr. Fuller shares voting and dispositive authority.

(b) Includes 1,711 shares as to which an executive officer disclaims beneficial ownership.

(c) Directors and executive officers as a group owned beneficially less than 1 percent of the Corporation's common stock as of January 31, 1997.
--------------------------------------------------------------------------------

Except as noted in footnotes (a) and (b), each of the persons included in the Share Ownership Table has sole voting and investment authority over the shares shown. The share amounts include these shares as to which the following persons had a right to acquire beneficial ownership by exercising stock options as of January 31, 1997, or within 60 days after that date: H. L. Fuller, 624,000 shares; W. G. Lowrie, 283,000 shares; J. E. Fligg, 219,000 shares; E. J. Sosa, 50,000 shares; W. D. Ford, 140,000 shares; and directors and executive officers as a group, 1,898,400 shares. Also included are shares owned by executive officers in the Amoco Performance Share Plan and those allocable to the Amoco Stock Fund accounts of executive officers in the Amoco Employee Savings Plan.

NON-EMPLOYEE DIRECTOR COMPENSATION

     The compensation rate for non-employee directors was changed as of April 23, 1996, to $64,000 per year, of which 25 percent is payable in shares of Amoco common stock and the balance in monthly cash payments. Each non-employee director also receives an annual award of 200 shares of Amoco common stock which are subject to forfeiture and transfer restrictions relating to continued service on the Board. No additional compensation is paid for service on any Board committees. Under a deferred compensation plan, the cash portion of the annual retainer may be credited to an interest-bearing account or deemed invested in shares of Amoco common stock which earn dividend equivalents.

EXECUTIVE COMPENSATION

     The following table summarizes the annual and long-term compensation for the years 1994, 1995, and 1996 of the Chief Executive Officer ("CE0") and the four other most highly paid employees of the Corporation, who were executive officers as of December 31, 1996. A report by the Compensation and Organization Committee of the Board of Directors on executive compensation begins on page 14 of this Proxy Statement.

---------------------------------------------------------------------------------------------------------------------------------
                                                               SUMMARY COMPENSATION TABLE
                                              Annual Compensation                        Long-Term Compensation
                                        ---------------------------------     -----------------------------------
                                                                                       Awards             Payouts
                                                                              ------------------------    -------
                                                                              RESTRICTED    SECURITIES
                                                             OTHER ANNUAL          STOCK    UNDERLYING       LTIP      ALL OTHER
                                        SALARY       BONUS   COMPENSATION         AWARDS       OPTIONS    PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR        ($)         ($)         ($)(1)         ($)(2)           (#)        ($)         ($)(3)
---------------------------    ----   --------    --------   ------------     ----------    ----------   --------   ------------
H. L. FULLER                   1996   $969,413    $916,800        $13,864            -0-       120,000        -0-       $107,025
Chairman and CEO               1995    875,048     814,345         15,109            -0-       115,000        -0-         98,259
                               1994    852,817     762,601         11,242            -0-       100,000   $123,750        159,492

W. G. LOWRIE                   1996    647,758     530,180          8,915            -0-        70,000        -0-         57,890
President                      1995    433,039     317,077          1,702            -0-        50,000        -0-         44,535
                               1994    416,251     309,218          3,287            -0-        45,000     55,000         68,785

J. E. FLIGG                    1996    573,017     401,620          2,859            -0-        55,000        -0-         53,868
Senior Executive Vice          1995    387,888     324,782          7,175            -0-        45,000        -0-         42,090
President, Strategic           1994    374,089     313,609          3,716            -0-        40,000     41,250         62,463
Planning and International
Business Development

E. J. SOSA(4)                  1996    548,102     380,680          1,676            -0-        50,000        -0-         24,297
Executive Vice President,      1995    137,026     125,000          3,338     $2,226,875        50,000        -0-        505,481
Chemicals Sector

W. D. FORD                     1996    473,361     322,860            879            -0-        50,000        -0-         42,955
Executive Vice President,      1995    360,981     242,565          1,316            -0-        45,000        -0-         37,461
Petroleum Products Sector      1994    345,343     263,374          2,754            -0-        40,000        -0-         57,619

(1) Represents tax adjustment payments on income imputed for income tax purposes related to use of corporate facilities for business purposes.

(2) Dividends are paid on the 35,000 restricted shares represented in the column, and the shares will vest in accordance with the terms of the employment agreement discussed on pages 12 and 13 of this Proxy Statement. As of December 31, 1996, Mr. Sosa owned 35,000 shares of restricted stock valued at $2,821,875, and Mr. Ford owned 2,400 shares of restricted stock valued at $193,500.

(3) Represents for all named executive officers corporate matching contributions to the Amoco Employee Savings Plan and accruals for related ERISA restoration plans for 1996, and for Mr. Sosa a deferred, one-time signing bonus of $500,000 in 1995 and a Deferral Restoration Savings Plan contribution for 1996 of $5,000.

(4) Information regarding Mr. Sosa's compensation is provided from and after the date of his joining the Corporation in October 1995.
--------------------------------------------------------------------------------

STOCK OPTIONS

     The following two tables provide information on stock option grants made to the named executive officers in 1996, options or tandem SARs exercised during 1996, and options/SARs outstanding on December 31, 1996.

------------------------------------------------------------------------------------------------------------------------------------
                                                       STOCK OPTION GRANTS IN 1996(1)
                                                             Individual Grants
                   -------------------------------------------------------------------------------------------
                               NUMBER OF         PERCENT OF TOTAL
                   SECURITIES UNDERLYING       OPTIONS GRANTED TO         EXERCISE OR BASE                              GRANT DATE
NAME                   OPTIONS GRANTED(#)       EMPLOYEES IN 1996       PRICE ($ PER SHARE)    EXPIRATION DATE     PRESENT VALUE($)
------------       ---------------------       ------------------      -------------------     ---------------    -----------------
H. L. FULLER                     120,000                     4.3%                   $73.25            03/26/06          $2,202,000
W. G. LOWRIE                      70,000                     2.5%                    73.25            03/26/06           1,284,500
J. E. FLIGG                       55,000                     2.0%                    73.25            03/26/06           1,009,250
E. J. SOSA                        50,000                     1.8%                    73.25            03/26/06             917,500
W. D. FORD                        50,000                     1.8%                    73.25            03/26/06             917,500

(1) All stock option grants have a term of 10 years from date of grant and an exercise price equal to 100 percent of the fair market value on the date of grant and are non-transferable. Stock options granted in 1996 become exercisable 50 percent one year after the date of grant and 100 percent two years after the date of grant. In the event of a change in control of the Corporation, stock options will automatically become exercisable.
--------------------------------------------------------------------------------

     The grant date present values in the far right column of the above table were calculated using the Black-Scholes option pricing model applied as of the grant date, March 26, 1996. The values generated by this model depend upon certain assumptions, as follows: an option exercise date of March 26, 2006; a constant dividend yield on underlying stock of 3.55 percent; an assumed annual volatility of underlying stock of 20 percent; and a risk-free rate of return for the option period of 6.48 percent. The market value on the grant date is the average of the high and low prices for the stock on the New York Stock Exchange on that date. The Corporation made no assumptions regarding restrictions on vesting or the likelihood of vesting.

     There is no generally recognized method for valuing stock options. The requirement that values be included in the table above also provides for other alternative valuation methods, which, if used, would have resulted in different values. Because the actual value, if any, of the options will depend on future unpredictable and volatile factors, the future values realized by the holders may vary significantly from the values estimated by the Black-Scholes model or other methods. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

-------------------------------------------------------------------------------------------------------------------
                    AGGREGATED OPTION/SAR EXERCISES IN 1996 AND OPTION/SAR VALUES AT DECEMBER 31, 1996
                                                                   Number of
                                                             securities underlying         Value of unexercised
                                                            unexercised options/SARs     in-the-money options/SARs
                                                                at 12/31/96 (#)                at 12/31/96 ($)
                                                            ------------------------     -------------------------
                    NUMBER OF SECURITIES
                     UNDERLYING OPTIONS/          VALUE
NAME                   SARS EXERCISED (#)      REALIZED    EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
------------        --------------------       --------    -----------  -------------    -----------  -------------
H. L. FULLER                      34,000       $956,250        542,500        177,500    $16,141,842     $2,071,719
W. G. LOWRIE                         -0-            -0-        230,000         95,000      6,787,937      1,047,813
J. E. FLIGG                          -0-            -0-        178,000         77,500      5,103,438        877,031
E. J. SOSA                           -0-            -0-         25,000         75,000        440,625        853,125
W. D. FORD                           -0-            -0-        109,500         72,500      2,668,031        835,781
-------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENT

     In November 1995, the Corporation and Enrique J. Sosa entered into an agreement under which Mr. Sosa is employed as Executive Vice President, Chemicals Sector, for a five-year term commencing October 1, 1995. Mr. Sosa received a signing bonus of $500,000, payment of which was deferred until his employment with the Corporation terminates. At Mr. Sosa's option, the deferred bonus earns interest or is deemed to be invested in shares of Amoco stock which earn dividend equivalents. For 1995, pursuant to the agreement, Mr. Sosa was awarded 35,000 shares of restricted stock (which will vest at the earlier of [i] October 2, 2000, or [ii] the effective date of Mr. Sosa's termination from the Corporation because of "good reason," a reason other than "cause," death or total disability), options to purchase 50,000 shares of Amoco stock, and a bonus of $125,000. Each year the agreement is in effect Mr. Sosa will receive a minimum annual base salary of $550,000. Through 1998, he will also receive a minimum annual bonus equal to 60 percent of his base salary and a minimum of 50,000 stock options per year. He has agreed not to enter into competition with the Corporation for two years after (i) any voluntary termination other than for "good reason" or (ii) any termination by the Corporation for "cause." The terms "good reason" and "cause" are used as defined in the agreement.

     If Mr. Sosa terminates his employment for good reason or if his employment is terminated by the Corporation for a reason other than cause during the term of the agreement, the stock options he receives through 1998 would remain exercisable for their full terms, all restrictions would lapse on his restricted stock, his non-competition agreement would not be effective, and he would be entitled to his minimum annual base salary and bonus for the remaining period of the agreement. He would also receive (i) a guaranteed lump sum pension benefit equal to the difference between the incremental benefit forgone by retiring early from his previous employer and the pension benefits, if any, he may earn with the Corporation, and (ii) a lump sum representing income forgone by terminating his employment prior to age 65. Were Mr. Sosa's employment to have been terminated as of January 31, 1997, for good reason or a reason other than cause he would have been entitled to a lump sum of approximately $2,960,000 for income forgone. If Mr. Sosa's employment is terminated for any other reason during the term of the agreement, including cause, disability or death, he would not receive the lump sum for income forgone and he would be entitled to different benefits depending upon the reason for the termination of employment as provided in the agreement.

CHANGE IN CONTROL ARRANGEMENTS

     Amoco has no special compensatory plans or arrangements with named executive officers which will result from a change in control of Amoco, or a change in a named executive officer's responsibilities following a change in control, except that Mr. Sosa may terminate his employment agreement with the Corporation for "good reason" if after a sale of all or substantially all the assets of Amoco or Amoco Chemical Company (if Amoco has previously transferred the agreement to Amoco Chemical Company) the purchaser does not assume the agreement in writing within 15 days of such sale.

     The Corporation's restoration plans and incentive compensation programs have certain change in control features that protect participants' rights under such programs. Such features were included in the Corporation's 1991 Incentive Program and were added by amendment to the 1986 Management Incentive Program ("1986 Program"), both pursuant to shareholder approval at the 1991 Annual Meeting of the Corporation. No further awards may be granted under the 1986 Program, but awards under that program remain outstanding. Awards outstanding under the 1991 Incentive Program and the 1986 Program include stock options, stock appreciation rights and restricted stock. There are no performance units or awards outstanding under either program.

     The following actions take place upon the occurrence of an event of Change in Control (unless otherwise prohibited by the terms of the 1991 Incentive Program or the 1986 Program): (1) all stock options and stock appreciation rights immediately become exercisable; (2) any restriction periods and restrictions imposed on restricted shares lapse; (3) the target value attainable under performance awards is deemed to have been fully earned for the entire performance period (except those awards outstanding for less than six months); and (4) such other modifications to awards as determined appropriate by the Compensation and Organization Committee become effective. Participants in the programs shall not be entitled to these rights if the employee is part of the entity which consummates the Change in Control event.

     A "Change in Control" is deemed to have occurred in the event of any one or more of the following occurs: (1) any person or group of persons is or becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Corporation's then outstanding securities (such entity is referred to as an Acquiring Person) and any such entity becoming an Acquiring Person was not approved by the Board of Directors composed of Continuing Directors before such entity became an Acquiring Person, (2) the Board of Directors is no longer comprised of "Continuing Directors," who are (i) directors as of April 23, 1991, who do not while serving as directors become Acquiring Persons and (ii) directors recommended or approved for nomination for election or election subsequent to April 23, 1991, by two-thirds of the

Continuing Directors and who are not, while serving as directors, Acquiring Persons, or (3) there occurs a "Business Combination" as defined under Indiana Code Section 23-1-43-5 (with the terms "resident domestic corporation" and "interested shareholder" as used in that section being deemed to refer to the Corporation and to an Acquiring Person, respectively), that was not approved by the Board of Directors, which was comprised of Continuing Directors, before the Acquiring Person became an Acquiring Person.

     In addition to the foregoing change in control provisions, the Corporation's Restoration Plans Trust Agreement establishes a grantor trust for the purpose of accumulating assets to pay the Corporation's retirement benefit obligations under existing ERISA and other restoration plans, as well as retirement benefit obligations under any future plans of a similar nature. The plans and trust are currently unfunded. However, under this Trust Agreement, 30 days after the occurrence of a Change in Control the Corporation is required to make contributions to fund the trust unless the Compensation and Organization Committee, including only Continuing Directors, decides to stay such contributions.

BOARD COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Amoco's Compensation and Organization Committee consists of six non-employee directors and is responsible for overseeing and administering compensation policies and programs for executives and other selected Amoco employees, including executive officers. The broad purposes of the executive compensation program are to reflect the success and profitability of the Corporation and to provide incentives for executives that create an interest in the Corporation parallel to that of shareholders. Attracting and retaining executives with valuable experience and skills who contribute materially to Amoco's long-term success is another important purpose of the program.

     Amoco's executive compensation philosophy is consistent with its overall compensation philosophy for all Amoco employees. The purpose of both is to provide employees with base pay and benefits competitive with leading employers and with the opportunity through variable pay to earn superior compensation for outstanding business results. Thus compensation is linked with Amoco's business strategies and reflects short- and long-term business performance and competitive factors.

     The Committee annually reviews several compensation surveys in which Amoco participates. In 1995 the primary group for compensation comparison was a group of oil companies (Atlantic Richfield Company, Chevron Corporation, Exxon Corporation, Mobil Corporation, Texaco Inc., and the U.S. operations of Royal Dutch Petroleum Company and British Petroleum Company, p.l.c., referred to as "major oils"). The primary comparison group was expanded in 1996 to include a broad range of other companies, most of which are in the Fortune 100, and this expanded group is now referred to as the "comparison group." This change recognizes that Amoco competes for employees outside as well as within the oil industry.

     The three principal components of Amoco's executive compensation program are base salaries, bonuses, and stock options. The primary benchmark for all components is the median compensation level for comparable positions in the comparison group.

BASE SALARIES

     Amoco attempts to maintain base salary levels that are competitive with the median of salaries for comparable jobs in the comparison group. Individual salary actions can vary above or below the general salary guideline for a given year based upon individual performance, business results, experience, and market-based pay considerations.

     The 1996 salaries shown in the Summary Compensation Table for the named executive officers reflect, in part, actions taken by the Committee in connection with organizational changes involving significant increases in responsibility for Messrs. Lowrie and Fligg. In addition, Mr. Sosa's employment agreement guarantees him a minimum annual salary of $550,000. The salaries for the named executive officers also reflect decisions made following a review of the median base salary levels for comparable positions in the comparison group. The Committee took into account that for several years the salaries of Mr. Fuller and of the named executive officers in the aggregate have been below the median of both the major oils and the comparison group. Therefore, the Committee determined that an increase for Mr. Fuller of approximately 13 percent was appropriate to bring his salary to near the median level for similar positions within the comparison group. This increase, above Amoco's general 1996 salary guideline, was based primarily on market-based pay and competitive considerations, though the Committee also considered Amoco's financial performance and Mr. Fuller's strong individual performance.

BONUSES

     Bonuses paid for the 1995 performance year had not been determined in time for inclusion in Amoco's March 11, 1996, Proxy Statement, but because of administrative process changes, bonuses for the 1996 performance year were determined in time for inclusion in this Proxy Statement. Therefore, this report covers bonuses for both the 1996 and 1995 performance years.

     Bonuses are the short-term element of variable, performance-based compensation, affording opportunities for superior compensation when outstanding business results are achieved. Annual bonus levels are designed to vary based on individual performance, annual business results, Amoco's performance relative to the major oils, and competitive compensation considerations. Executives have a target bonus opportunity ("target") expressed as a percentage of annual salary. Targets for 1995 and 1996 were set to be competitive with the median of such targets for executives in similar positions at the major oils and in the comparison group. An actual bonus award may be at, above, or below this target based on business and individual performance and may range from 0 to approximately 200 percent of the target.

1996 PERFORMANCE YEAR

     As approved by shareholders in April 1996, the Chairman's maximum annual bonus is 0.15 percent of the adjusted net income of the Corporation reported in its annual financial statements, excluding publicly disclosed unusual or special items. For each of the other named executive officers the maximum is 0.10 percent of adjusted net income. The Committee has discretion to award lesser bonus amounts and did so for 1996, as explained below.

     In 1996, 50 percent of each executive's target was linked to the broad-based Variable Incentive Plan ("VIP"), in which most employees participate. The VIP component of the bonus for all executives is based solely on VIP measures with no consideration given to individual performance. This component for named executive officers was based entirely on the pre-established corporate plan measure of return on capital employed ("ROCE") relative to the major oils (expanded for VIP purposes to include all operations of British Petroleum Company p.l.c. and referred to as the "VIP comparison group").

     The remaining 50 percent of each executive's target was based on the Individual Variable Component ("IVC"). The Committee determined an IVC bonus fund by establishing a guideline applicable to all executives ("IVC guideline"), expressed as a percentage of their targets for the IVC component. In determining the 1996 IVC guideline, the Committee reviewed Amoco's pre-set financial and operational goals for the year, including financial performance relative to the VIP comparison group and goals in the areas of people and safety. No particular formula or weights were applied to these factors, but primary consideration was given to financial criteria in determining the IVC guideline. The IVC guideline was established at 140 percent of each executive's target for the IVC component, based primarily upon the year-end estimate that 1996 would be a record earnings year for Amoco, with a substantial increase over 1995, meeting or exceeding Amoco's goals for earnings and ROCE. Individual IVC awards may be at, above, or below the applicable IVC guideline, based upon individual performance and competitive compensation considerations, but the sum of all IVC awards may not exceed the IVC bonus fund.

     For the 1996 performance year, Mr. Fuller's target was established at 80 percent of his 1996 salary. Fifty (50) percent of the target was based upon the VIP corporate plan. The results achieved under the measure for Amoco's ROCE relative to the VIP comparison group were below the target performance goal.
The outcome under this measure resulted in a payout for Mr. Fuller of $316,800 attributable to the VIP component.

     The award of the IVC portion of the bonus to Mr. Fuller was determined by a judgmental process which took into account individual performance, competitive compensation considerations, the Nominating and Governance Committee's formal evaluation of the Chairman's 1996 performance and how well the Corporation performed against pre-set criteria. These criteria included financial measures (such as ROCE, net income, capital and exploration spending and total shareholder return versus the Selected Peer Group defined in the Cumulative Total Shareholder Return Graph on page 17 of this Proxy Statement), people and safety measures, and growth initiatives in the three operating sectors. These criteria mirrored those used in establishing the IVC guideline. Again, no particular formula or weights were applied to these pre-set criteria, though primary consideration was given to the financial criteria. Based on this assessment process, and considering Amoco's record earnings year, Mr. Fuller was awarded $600,000, which was above the IVC guideline.

     The sum of the two components ($316,800 for VIP and $600,000 for IVC) resulted in the total bonus of $916,800 for the 1996 performance year, which was above Mr. Fuller's target. A similar approach to bonuses paid in 1997 for the 1996 performance year was applied for the other named executive officers.

1995 PERFORMANCE YEAR

     The bonus program for the 1995 performance year had the same basic design as for 1996. The program consisted of the VIP and IVC components, each representing 50 percent of each executive's target. For the named executive officers, the VIP component was based 100 percent on ROCE relative to the VIP comparison group, and the IVC component was determined in a similar fashion as in the 1996 performance year. Based on a relatively strong earnings year for 1995, the IVC guideline was established at 120 percent of executives' targets for IVC.

     Mr. Fuller's target was established at 80 percent of his 1995 salary. The results achieved under the measure for Amoco's ROCE relative to the VIP comparison group were slightly below the target performance goal. The outcome under this measure resulted in a payout for Mr. Fuller of $314,345 attributable to the VIP component.

     With respect to the IVC portion of the bonus for Mr. Fuller, in addition to the strong results on the pre-set criteria in the areas of corporate financial results, cost savings, corporate governance, and succession planning objectives, the Committee took into account his individual performance in areas such as leadership and progress on strategy implementation. Based on the Committee's judgmental process, Mr. Fuller was awarded $500,000 under the IVC, which was above his IVC guideline. The sum of the two components resulted in a total bonus for Mr. Fuller of $814,345, which was somewhat above his target.
A similar approach was applied for the other named executive officers, except that Mr. Sosa, who joined Amoco in October 1995, was not included in the 1995 performance year bonus evaluation, but instead received the minimum prorated bonus of $125,000 guaranteed to him under his employment agreement.

STOCK OPTIONS

     Stock options comprise the long-term element of variable, performance-based compensation at Amoco. These awards are granted through the shareholder-approved 1991 Incentive Program and are designed to create an employee interest parallel to that of shareholders in the long-term success of the Corporation. Stock option grants are also intended to facilitate the acquisition and ownership of Amoco stock by executives.

     Consistent with competitive practice and Amoco's own historical practice, stock options are granted on an annual basis at the fair market value of Amoco's stock on the date of grant and have a term of 10 years. The size of individual stock option grants is related to the level of responsibility of eligible employees and is intended to be near the median value of stock options granted for comparable positions within the comparison group.

     The number of shares covered by the stock option grant to Mr. Fuller in 1996 was 120,000. In determining the size of the grant to Mr. Fuller and the other named executive officers (except Mr. Sosa) the Committee took into account the level of responsibility of each executive and competitive data, irrespective of the number of stock options previously granted to these individuals or options exercised by them in 1995. (See pages 12 and 13 of this Proxy Statement for a description of Mr. Sosa's stock option awards under his employment agreement.)

OTHER INFORMATION

     Regulations under Section 162(m) of the Internal Revenue Code limit the tax deductibility of certain compensation exceeding $1,000,000 for named executive officers beginning in 1994. Based on the transition rules in the regulations, the Committee believes that gains from the exercise of outstanding stock options granted through 1996 will be exempt from this deduction limitation. In addition, the Committee believes that the bonus compensation for performance years prior to 1996 pursuant to the corporate plan under the VIP component of the bonus program is also exempt from the deduction limitation under the transition rules. In an effort to comply with the regulations under Section 162(m) of the Internal Revenue Code and to ensure that awards beginning with the 1996 performance year are deductible to the maximum extent possible, certain amendments to the 1991 Incentive Program relating to bonuses, stock options, and stock appreciation rights to named executive officers were approved by shareholders in April 1996. While some other portions of compensation may not qualify as wholly deductible in certain years, any such amount is not considered material.

R. D. Wood, Chairman                    J. H. Bryan
D. R. Beall                             R. J. Ferris
R. S. Block                             F. A. Maljers

CUMULATIVE TOTAL SHAREHOLDER RETURN FIVE-YEAR COMPARISON

     The graph below compares the yearly percentage change in the cumulative total shareholder return, including dividend reinvestment, on Amoco's common stock with that of the cumulative total return of Standard & Poor's 500 Stock Index and a Selected Peer Group of companies for a five-year measurement period beginning December 31, 1991, and ending December 31, 1996.


                                    [GRAPH]


----------------------------------------------------------------------------------------
                           COMPARISON OF FIVE-YEAR TOTAL RETURN

                  1991      1992      1993      1994      1995      1996
                  ----      ----      ----      ----      ----      ----
Amoco             $100      $104      $117      $136      $171      $200

S&P 500           $100      $108      $118      $120      $165      $203

Selected Peer     $100      $ 99      $121      $130      $173      $221
Group


[FOOTNOTE TO CUMULATIVE TOTAL SHAREHOLDER RETURN GRAPH]
Assumes $100 invested on December 31, 1991, in each of Amoco common stock, the S&P 500 and Selected Peer Group indices. The Selected Peer Group consists of Atlantic Richfield Company, British Petroleum Company p.l.c., Chevron Corporation, Exxon Corporation, Mobil Corporation, Royal Dutch/Shell Group, and Texaco Inc. This group of companies, including selected subsidiary operations as appropriate, is used by Amoco for certain compensation and performance comparisons.
--------------------------------------------------------------------------------

RETIREMENT PLAN

     The following pension plan table shows the annual annuity amounts payable under Amoco's Retirement Plan on a single-life basis for various assumed average annual earnings, calculated under the annuity benefit formula for the years of participation shown, before reduction for Social Security benefits.

-----------------------------------------------------------------------------------------------------------------------------------
                                                            PENSION PLAN TABLE
Assumed Three-Year
Average Annual
Earnings                                                           Years of Participation
------------------    -------------------------------------------------------------------------------------------------------------
                       5 YEARS       10 YEARS       15 YEARS       20 YEARS       25 YEARS      30 YEARS      35 YEARS     40 YEARS
                      --------       --------       --------       --------       --------      --------      --------     --------
$  600,000            $ 50,001       $100,002       $150,003       $200,004       $250,005    $  300,006    $  350,007   $  360,007
   800,000              66,680        133,336        200,004        266,672        333,340       400,008       466,676      480,010
 1,000,000              83,335        166,670        250,005        333,340        416,675       500,010       583,345      600,012
 1,200,000             100,002        200,004        300,006        400,008        500,010       600,012       700,014      720,014
 1,400,000             116,669        233,338        350,007        466,676        583,345       700,014       816,683      840,017
 1,600,000             133,336        266,672        400,008        533,344        666,680       800,016       933,352      960,019
 1,800,000             150,003        300,006        450,009        600,012        750,015       900,018     1,050,021    1,080,022
 2,000,000             166,670        333,340        500,010        666,680        833,350     1,000,020     1,166,690    1,200,024
 2,200,000             183,337        366,674        550,011        733,348        916,685     1,100,022     1,283,359    1,320,026
-----------------------------------------------------------------------------------------------------------------------------------

     Under the Corporation's Retirement Plan, the amount of the annuity which an eligible employee will receive on a single-life basis is determined under an annuity benefit formula. An eligible married employee receives annuity payments that continue to cover the surviving spouse, unless the spouse consents to one of the other alternate options of equivalent actuarial value, including a lump sum payment. The annuity benefit formula (including a percentage of Social Security benefits) is calculated at 1 and 2/3 percent times the employee's years of participation, times average annual earnings determined from the three highest consecutive calendar years' salaries and from the three highest consecutive calendar years' bonus awards during the 10 years preceding retirement. The maximum annuity is 60 percent of such average annual earnings, and years of participation in the plan in excess of 36 do not result in additional benefits. Average annual earnings for Retirement Plan purposes include salary and bonus where applicable. Salary and bonus award information is presented in the Summary Compensation Table.

     The amounts shown in the Pension Plan Table on page 17 are payable upon retirement between ages 60 and 65, subject to a five-year minimum vesting service prerequisite. Age 65 is normal retirement age. For retirements before age 60, the annual annuity amounts are reduced as provided in the Plan. At year-end 1996, the following executive officers had participated in the Retirement Plan for the following periods rounded to the nearest whole year:
H.L. Fuller, 36 years; W.G. Lowrie, 31 years; J.E. Fligg, 29 years; E.J. Sosa,
1 year; and W.D. Ford, 26 years. The Employee Retirement Income Security Act of 1974, as amended, limits the benefits payable from qualified retirement plans. For employees who are affected by those limits or by bonus deferral, Amoco has adopted restoration plans to maintain total benefits upon retirement at approximately the levels shown in the table.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Board Audit Committee, the Board has appointed Price Waterhouse LLP, Certified Public Accountants ("Price Waterhouse"), as independent accountants of Amoco and its subsidiaries for 1997. Price Waterhouse has served Amoco and its subsidiaries as independent accountants for many years. It is knowledgeable about Amoco's operations and accounting practices and is well-qualified to act in the capacity of independent accountant.

     In formulating its recommendation to the Board, the Audit Committee reviewed Price Waterhouse's performance in prior years along with its reputation for integrity and overall competence in accounting and auditing.

     In addition to audit services relating to the Corporation's consolidated financial statements and various governmental reporting requirements, Price Waterhouse performs some non-audit services for Amoco. The Board and the Audit Committee believe that these non-audit services have no effect on the independence of that firm in performing its auditing responsibilities.

     The scope, timing and fees applicable to the audit of Amoco's consolidated financial statements are reviewed and approved by the Audit Committee before the services are provided. Other services are not normally approved by the Audit Committee or the Board beforehand, but they are subsequently reviewed by the Audit Committee. Representatives of Price Waterhouse, as in past years, will be present at the Annual Meeting and will be available to make a statement if they wish and to respond to appropriate questions from shareholders.

RECOMMENDATION OF THE BOARD

     The Board of Directors recommends a vote FOR the following resolution, to be presented for a vote of the shareholders at the Annual Meeting. In view of the difficulty and expense involved in changing independent accountants on short notice, if the appointment is not approved it is contemplated that the appointment for 1997 will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval of the resolution will be considered as advice to the Board to select other independent accountants for the following year.

     RESOLVED, That the shareholders concur in the appointment by the Board of Directors of Price Waterhouse to serve as independent accountants for the Corporation and its subsidiaries for 1997.

GENERAL AND OTHER MATTERS

     Shareholder proposals submitted for inclusion in the proxy statement for the 1998 Annual Meeting must comply with the requirements of the Securities and Exchange Commission and be received not later than November 10, 1997, at Amoco's executive offices:

     Attention:     Stephen F. Gates
                    Vice President, General Counsel
                    and Corporate Secretary
                    Mail Code 2106A
                    200 E. Randolph Drive
                    Chicago, IL 60601-7125

     Any proposal to be presented for action at an Annual Meeting must be submitted to the Chairman or Corporate Secretary at least 60 days prior to the meeting date. A shareholder proposal generally will be voted on only if the shareholder or the shareholder's representative attends the Annual Meeting and presents the proposal.

     As of the date of this Proxy Statement, the above is the only business known to management which may be properly acted upon at this meeting. However, if other matters should properly come before the meeting, the persons specified by the Board of Directors in the enclosed proxy intend to vote in accordance with their best judgment.

By order of the Board of Directors,

Stephen F. Gates
Vice President, General Counsel
and Corporate Secretary

                                     [LOGO]

                            Printed on recycled paper

               APPENDIX TO AMOCO CORPORATION 1997 PROXY STATEMENT
                                 MARCH 10, 1997
              DESCRIPTION OF GRAPHICS OMITTED FROM EDGAR SUBMISSION

On page 4 are three photographs of nominees for director, placed in the following order, reading top to bottom.

1.   Photograph of Erroll B. Davis, Jr., page 4 of printed proxy.

2.   Photograph of H. Laurance Fuller, page 4 of printed proxy.

3.   Photograph of Martha R. Seger, page 4 of printed proxy.

On page 5 are three photographs of one nominee for director and two current directors, placed in the following order, reading top to bottom.

4.   Photograph of Theodore M. Solso, page 5 of printed proxy.

5.   Photograph of Donald R. Beall, page 5 of printed proxy.

6.   Photograph of Ruth S. Block, page 5 of printed proxy.

On page 6 are three photographs of current directors, placed in the following order, reading top to bottom.

7.   Photograph of John H. Bryan, page 6 of printed proxy.

8.   Photograph of Richard J. Ferris, page 6 of printed proxy.

9.   Photograph of William G. Lowrie, page 6 of printed proxy.

On page 7 are three photographs of current directors, placed in the following order, reading top to bottom.

10.  Photograph of Floris A. Maljers, page 7 of printed proxy.

11.  Photograph of Robert H. Malott, page 7 of printed proxy.

12.  Photograph of Arthur C. Martinez, page 7 of printed proxy.

On page 8 are three photographs of current directors, placed in the following order, reading top to bottom.

13.  Photograph of Walter E. Massey, page 8 of printed proxy.

14.  Photograph of Michael H. Wilson, page 8 of printed proxy.

15.  Photograph of Richard D. Wood, page 8 of printed proxy.

                         BANKERS TRUST COMPANY, TRUSTEE
           AMOCO FABRICS AND FIBERS COMPANY HOURLY 401(k) SAVINGS PLAN
        OR AMOCO FABRICS AND FIBERS COMPANY SALARIED 401(k) SAVINGS PLAN
        THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P    TO PARTICIPANTS IN THE AMOCO FABRICS AND FIBERS COMPANY 401(k) SAVINGS
     PLANS:

     With this card you will receive a copy of Amoco Corporation's Proxy Statement and Notice of Annual Meeting of Shareholders to be held in Chicago, Illinois on April 22, 1997.
R
     Under the Amoco Fabrics and Fibers Company 401(k) Savings Plans, a participant may instruct the Trustee to vote the shares allocable to that participant's proportionate amount of the Amoco Stock Fund at Amoco Corporation shareholder meetings.

     IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE SUCH SHARES, PLEASE
O COMPLETE AND SIGN THE REVERSE SIDE OF THIS CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 11, 1997. A postage paid return envelope is enclosed for your convenience. The Trustee will also then be authorized to vote in its discretion on any additional matters that may properly come before the Annual Meeting.

     IF YOU ONLY SIGN AND RETURN THIS CARD AND PROVIDE NO SPECIFIC VOTING
X    DIRECTION, THE TRUSTEE WILL VOTE SUCH SHARES "FOR" PROPOSALS 1 AND 2.

     IF BY APRIL 11, 1997, YOU HAVE NOT RETURNED THIS CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.

     Election of 4 directors, each for a three-year term.
Y
          Nominees:

          ERROLL B. DAVIS, JR., H. LAURANCE FULLER, MARTHA R. SEGER AND THEODORE
          M. SOLSO
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------



                          ^ FOLD AND DETACH CARD HERE ^




               AMOCO CORPORATION WILL REQUIRE PROOF OF SHARE
               OWNERSHIP FOR ADMITTANCE TO ITS 1997 ANNUAL
               MEETING OF SHAREHOLDERS.

               PLEASE BRING EITHER THIS BOTTOM PORTION OF YOUR
               VOTING CARD OR YOUR ACCOUNT STATEMENT WITH YOU TO
               THE ANNUAL MEETING.

/X/  PLEASE MARK YOUR VOTES
     AS IN THIS EXAMPLE

                      I DIRECT THAT THE SHARES ALLOCABLE TO MY PROPORTIONATE AMOUNT OF THE AMOCO STOCK
                      FUND WHICH THE TRUSTEE IS ENTITLED TO VOTE AT SAID MEETING SHALL BE VOTED AS FOLLOWS:
-----------------------------------------------------------------------------------------------------------------------------
                                AMOCO'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
-----------------------------------------------------------------------------------------------------------------------------
                                         With-    For All
1.   Election of directors.       For    held     Except                                           For     Against   Abstain
     (SEE REVERSE)
                                  / /     / /       / /     2.   Appointment of Price Waterhouse   / /       / /       / /
                                                                 LLP as independent accountants.
------------------------------------------
If you do not want your shares voted "For"
a particular nominee, mark the "For All
Except" box and write the nominee's(s')
name on the line above.
-----------------------------------------------------------------------------------------------------------------------------






Signature                                          Date
         -----------------------------------------     -------------------------
Please complete, sign, and return this card so that it is received by the Trustee no later than April 11, 1997.


DETACH CARD                                                          DETACH CARD


               IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE THE SHARES ALLOCABLE TO YOUR PROPORTIONATE AMOUNT OF THE AMOCO STOCK FUND, PLEASE COMPLETE AND SIGN THE ATTACHED CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 11, 1997. The Trustee will also then be authorized to vote in its discretion on any additional matters that may properly come before the Annual Meeting.

               IF YOU ONLY SIGN AND RETURN THE ATTACHED
               INSTRUCTION CARD and provide no specific voting direction, the Trustee will vote such shares "FOR"
               Proposals 1 and 2.

               IF BY APRIL 11, 1997, YOU HAVE NOT RETURNED THE ATTACHED CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.

                                AMOCO CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P The undersigned appoints as proxies, with full power of substitution, H.L. Fuller and W.G. Lowrie, and each of them, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Amoco Corporation to be held at The Art Institute of Chicago, Columbus Drive and East Monroe Street, Chicago, Illinois, on April 22, 1997, at 9:30 a.m., or at any adjournment thereof, on the matters shown and in the manner directed hereon
R and in their discretion on all other matters properly coming before the Annual Meeting.

     Election of 4 directors, each for a three-year term.

          Nominees:
O
          ERROLL B. DAVIS, JR., H. LAURANCE FULLER,
          MARTHA R. SEGER AND THEODORE M. SOLSO

     The proxies you have designated cannot vote your shares unless you sign and return a proxy card. You are encouraged to specify your choices by marking
X    the appropriate boxes on the reverse side of this card.

     IF YOU ONLY SIGN AND RETURN THIS CARD AND PROVIDE NO SPECIFIC VOTING DIRECTION TO THE PROXIES, YOUR SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2.
                                              ----------------------------------
Y                                                  ADDRESS CHANGE/COMMENTS

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------
                                              IF YOU HAVE WRITTEN IN THIS SPACE,
                                              PLEASE MARK THE CORRESPONDING BOX
                                              ON THE REVERSE SIDE OF THIS CARD.
                                              ----------------------------------

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------




                          ^  FOLD AND DETACH CARD HERE  ^



               AMOCO CORPORATION WILL REQUIRE PROOF OF SHARE
               OWNERSHIP FOR ADMITTANCE TO ITS 1997 ANNUAL
               MEETING OF SHAREHOLDERS.

               PLEASE BRING EITHER THIS BOTTOM PORTION OF YOUR
               VOTING CARD OR YOUR ACCOUNT STATEMENT WITH YOU TO
               THE ANNUAL MEETING.

/X/  PLEASE MARK YOUR VOTES
     AS IN THIS EXAMPLE

                           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON.
-----------------------------------------------------------------------------------------------------------------------------
                                AMOCO'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
-----------------------------------------------------------------------------------------------------------------------------
                                         With-    For All
1.   Election of directors.       For    held     Except                                           For     Against   Abstain
     (SEE REVERSE)
                                  / /     / /       / /     2.   Appointment of Price Waterhouse   / /       / /       / /
                                                                 LLP as independent accountants.
------------------------------------------
If you do not want your shares voted "For"
a particular nominee, mark the "For All
Except" box and write the nominee's(s')
name on the line above.
-----------------------------------------------------------------------------------------------------------------------------





                                          Mark box at right if comments
                                          or address change has been noted  / /
                                          on the reverse side of this card.





Signature(s)                                          Date
            -----------------------------------------     ----------------------
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Each signer hereby revokes all proxies heretofore given by same to vote at said meeting or any adjournments thereof.

DETACH CARD                                                          DETACH CARD


               PLEASE COMPLETE, SIGN, AND RETURN THE ATTACHED
               CARD. Thank you for responding promptly and saving your Corporation the expense of a second mailing.

               The proxies you have designated cannot vote your shares unless you sign and return a proxy card.
               You are encouraged to specify your choices by marking the appropriate boxes above.

               If you only sign and return the attached proxy card and provide no specific voting direction, the proxies will vote your shares "FOR" Proposals 1 and 2.

                  STATE STREET BANK AND TRUST COMPANY, TRUSTEE
                       AMOCO EMPLOYEE SAVINGS PLAN (AESP)
                   AND/OR AMOCO PERFORMANCE SHARE PLAN (APSP)
        THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P    TO PARTICIPANTS IN THE AESP AND/OR APSP:

     With this card you will receive a copy of Amoco Corporation's Proxy Statement and Notice of Annual Meeting of Shareholders to be held in Chicago, Illinois on April 22, 1997.

R Under the AESP and APSP, a participant may instruct the Trustee to vote at Amoco Corporation shareholder meetings the Amoco shares allocable to or owned by his account.

     IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE SUCH SHARES, PLEASE COMPLETE AND SIGN THE REVERSE SIDE OF THIS CARD AND MAIL IT TO REACH THE
0 TRUSTEE BY APRIL 11, 1997. A postage paid return envelope is enclosed for your convenience. The Trustee will also then be authorized to vote in its discretion on any additional matters that may properly come before the Annual Meeting.

     IF YOU ONLY SIGN AND RETURN THIS INSTRUCTION CARD AND PROVIDE NO SPECIFIC
X    VOTING DIRECTION, THE TRUSTEE WILL VOTE SUCH SHARES "FOR" PROPOSALS 1 AND
     2.

     IF BY APRIL 11, 1997, YOU HAVE NOT RETURNED THIS CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.

Y    Election of 4 directors, each for a three-year term.

          Nominees:

          ERROLL B. DAVIS, JR., H. LAURANCE FULLER, MARTHA R. SEGER AND THEODORE
          M. SOLSO
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------



                          ^ FOLD AND DETACH CARD HERE ^



               AMOCO CORPORATION WILL REQUIRE PROOF OF SHARE
               OWNERSHIP FOR ADMITTANCE TO ITS 1997 ANNUAL
               MEETING OF SHAREHOLDERS.

               PLEASE BRING EITHER THIS BOTTOM PORTION OF YOUR
               VOTING CARD OR YOUR ACCOUNT STATEMENT WITH YOU TO
               THE ANNUAL MEETING.

/X/  PLEASE MARK YOUR VOTES
     AS IN THIS EXAMPLE

                     I DIRECT THAT THE AMOCO SHARES ALLOCABLE TO AND/OR OWNED BY MY ACCOUNT(S) WITHIN THE AESP
                     AND/OR APSP WHICH THE TRUSTEE IS ENTITLED TO VOTE AT SAID MEETING SHALL BE VOTED AS FOLLOWS:
-----------------------------------------------------------------------------------------------------------------------------
                                AMOCO'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
-----------------------------------------------------------------------------------------------------------------------------
                                         With-    For All
1.   Election of directors.       For    held     Except                                           For     Against   Abstain
     (SEE REVERSE)
                                  / /     / /       / /     2.   Appointment of Price Waterhouse   / /       / /       / /
                                                                 LLP as independent accountants.
------------------------------------------
If you do not want your shares voted "For"
a particular nominee, mark the "For All
Except" box and write the nominee's(s')
name on the line above.
-----------------------------------------------------------------------------------------------------------------------------






Signature                                            Date
            -----------------------------------------     ----------------------
Please complete, sign, and return this card so that it is received by the Trustee no later than April 11, 1997.

DETACH CARD                                                          DETACH CARD



               IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE THE AMOCO SHARES ALLOCABLE TO AND/OR OWNED BY YOUR ACCOUNT(S) WITHIN THE AESP AND/OR APSP, PLEASE COMPLETE AND SIGN THE ATTACHED CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 11, 1997. The Trustee will also then be authorized to vote in its discretion on any additional matters that may properly come before the Annual Meeting.

               IF YOU ONLY SIGN AND RETURN THIS INSTRUCTION CARD and provide no specific voting direction, the Trustee will vote such shares "FOR" Proposals 1 and 2.

               IF BY APRIL 11, 1997, YOU HAVE NOT RETURNED THIS
               CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.